Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated December 11, 2020, relating to the balance sheet of Healthcare Services Acquisition Corporation as of September 2, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 26, 2020 (inception) through September 2, 2020, appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-249389.

/s/ WithumSmith+Brown, PC

New York, New York
December 22, 2020